                                                                      Exhibit 23
                                                                      ----------




                        Consent of Independent Auditors



The Plan Committee
United Artists Entertainment
 Employee Stock Ownership Plan:

We consent to incorporation by reference in the Registration Statement (No. 33-29955) on Form S-8 of the United Artists Entertainment Stock Ownership Plan of our report dated June 23, 1995, relating to the United Artists Entertainment Employee Stock Ownership Plan statements of net assets available for participant benefits as of December 31, 1994 and 1993, and the related statements of changes in net assets of the United Artists Entertainment Employee Stock Ownership Plan available for participant benefits for each of the years in the three-year period ended December 31, 1994 and related schedules which report appears in the December 31, 1994 Annual Report on Form 11-K of the United Artists Entertainment Employee Stock Ownership Plan.




                                        KPMG Peat Marwick LLP



Denver, Colorado
June 23, 1995